Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (a) AND (b)
OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Ian C. Strachan, Chairman of the Board of Directors and Chief Executive Officer of Transocean Ltd., a Swiss corporation (the “Company”), hereby certify, to my knowledge, that:

(1)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 25, 2015	/s/ Ian C. Strachan Ian C. Strachan Chairman of the Board of Directors and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b)  of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Sectoin 906 has been provided to the Company and will be retained by the Company and furnished to the U.S. Securitiees and Exchange Commission or its staff upon request.